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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement
of TriNet Corporate Realty Trust, Inc. on Form S-3 (File No. 333-       ) of our
report dated January 19, 1996, on our audits of the consolidated financial statements and financial statement schedule of TriNet Corporate Realty Trust, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Annual Report on Form 10-K, and of our reports dated May 2, 1996, on our audits of the Historical Summary of Gross Income of the Lever Brothers Company Warehouse/Distribution Center for the year ended December 31, 1995 and of the Historical Summary of Gross Income and Direct Operating Expenses of the Federal Express Corporate Headquarters for the year ended December 31, 1995, which reports are included in the Current Report on Form 8-K/A dated May 2, 1996, and of our reports dated August 5, 1996, on our audits of the Historical Summary of Gross Income of the Shadelands Drive Headquarters Property for the year ended December 31, 1995, the Historical Summary of Gross Income of the Lockheed Martin Office/R&D Property for the year ended December 31, 1995 and the Historical Summary of Gross Income of the Sunnyvale Research Center for the year ended December 31, 1995, which reports are included in the Current Report on Form 8-K/A dated August 7, 1996, and of our reports dated December 20, 1996, on our audits of the Historical Summary of Gross Income of the Olympus America, Inc. Property for the seven months ended December 31, 1995 and the Historical Summary of Gross Income of the adidas America, Inc. Property for the year ended December 31, 1995, which reports are included in the Current Report on Form 8-K dated December 26, 1996. We also consent to the reference to our Firm under the caption "Experts."


                                            /s/ COOPERS & LYBRAND L.L.P.
                                            -------------------------------
                                                COOPERS & LYBRAND L.L.P.

San Francisco, California
December 31, 1996